UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 28, 2016

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

              8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 ITEM 8.01

OTHER EVENTS

Bankruptcy of Significant Lease Operator

On January 22, 2016,  a lease operator that operates three of our properties:  Middle Georgia Nursing Home in Eastman, Georgia,  Edwards Redeemer Nursing Center in Oklahoma City, OK, and Goodwill Nursing Home in Macon, Georgia, filed a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the US District Court in Chattanooga, TN.

The lease operators were special purpose limited liability companies all affiliated with Trent Tolbert (“Tolbert” and the “Tolbert Operators”).  At the time of the bankruptcy filing, the Tolbert Operators were delinquent in their rent payments to us in the aggregate amount of more than $600,000.  A fourth Tolbert Operator formerly operated our Golden Years Manor facility in Lonoke, Arkansas; however effective January 1, 2016, we released that facility to an unaffiliated third party operator after a history of poor performance by Tolbert.  We have an additional receivable from the Tolbert Operator at Lonoke in excess of $200,000.

As of the date of this filing, none of our operating leases have been rejected but we are evaluating all options including interest from new potential operators, an outright sale of the facilities and other strategic alternatives.

We have engaged counsel to represent us in the bankruptcy proceedings.  As of the date of this Report, we are exploring the numerous legal and financial challenges presented by this situation.

Closure of Goodwill Nursing Home

Related to the Tolbert bankruptcy, the Company has learned that its Goodwill Nursing Home, located in Macon, Georgia, has been closed by State of Georgia regulators.  The precise reasons for the closure are unknown as of the date of this Report.  All residents of the Goodwill facility have been moved, and the property is currently vacant.

As noted above, we are currently exploring our strategic alternatives.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: January 28, 2016	/s/ Lance Baller Lance Baller, Interim CEO

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